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                                                                     Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 21, 2003, relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Reports to Shareholders of the Loomis Sayles Benchmark Core Bond Fund, Bond Fund, Core Plus Fixed Income Fund, Fixed Income Fund, Global Bond Fund, Institutional High Income Fund, Intermediate Duration Fixed Income Fund, Investment Grade Fixed Income Fund, Mid Cap Growth Fund, Small Cap Value Fund, Small Company Growth Fund, and U.S. Government Securities Fund, each a series of Loomis Sayles Fund I. The financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 28, 2004